UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2012 (August 7, 2012)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 7, 2012, Aircastle Limited (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”) and certain affiliates of Fortress Investment Group LLC (the “Fortress Shareholders”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Fortress Shareholders agreed to sell to the Underwriter an aggregate of 9,250,000 of the Company’s common shares at a price of $11.40 per share (the “Offering”). The common shares are being sold pursuant to a prospectus supplement, dated August 7, 2012, and related prospectus, dated June 20, 2012, each filed with the Securities and Exchange Commission, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-182242). The Offering was completed on August 10, 2012.

The Company and the Fortress Shareholders have agreed to indemnify the Underwriter against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Fortress Stockholders, and customary conditions to closing.

The Underwriter and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions.

Share Purchase Agreement

In connection with the Offering, on August 7, 2012, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with the Fortress Shareholders. The following summary of certain provisions of the Purchase Agreement is qualified in its entirety by reference to the complete Purchase Agreement filed as Exhibit 1.2 hereto and incorporated herein by reference.

Pursuant to the Purchase Agreement, subject to the terms and conditions expressed therein, the Fortress Shareholders agreed to sell to the Company an aggregate of 2,500,002 of the Company’s common shares at a price of $11.40 per share in a privately negotiated transaction (the “Repurchase”). The Company funded the repurchase with cash on hand.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Fortress Stockholders. The Repurchase was completed concurrently with the closing of the Offering.

Registration Rights Agreement

In connection with the Offering, on August 10, 2012, the Company entered into a registration rights letter agreement (the “Registration Rights Agreement”) with Ontario Teachers’ Pension Plan Board (“Ontario”). The following summary of certain provisions of the Registration Rights Agreement is qualified in its entirety by reference to the complete Registration Rights Agreement filed as Exhibit 1.3 hereto and incorporated herein by reference.

Pursuant to the Registration Rights Agreement, subject to the terms, conditions and limitations expressed therein, the Company agreed to provide to Ontario certain demand registration rights relating to Ontario’s ownership of the Company’s common shares. The Company will generally pay all expenses relating to a demand registration thereunder, except for any underwriter discounts and commissions.

The Company and Ontario have each agreed to indemnify the other against various liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, the Registration Rights Agreement contains customary representations, warranties and agreements of the Company and Ontario.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Upon the closing of the Offering and the Repurchase, the Fortress Shareholders ceased to beneficially own any of the Company’s outstanding common shares, and the Amended and Restated Shareholders Agreement among the Company and the shareholders party thereto (the “Shareholders Agreement”), dated as of August 11, 2006, terminated. Accordingly, as of August 10, 2012, Wesley R. Edens, Chairman of the Board, and Joseph P. Adams, Deputy Chairman of the Board, the designated directors of affiliates of the Fortress Shareholders under the Shareholders Agreement, resigned from the Company’s board of directors.

Mr. Edens’ duties as Chairman will be filled by Peter V. Ueberroth, the current chairman of the Company’s Nominating and Governance Committee.

On August 13, 2012, the Company issued a press release announcing the resignations of Messrs. Edens and Adams. A copy of the press release announcing such resignations is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 7, 2012, among Aircastle Limited, Goldman, Sachs & Co., as underwriter, and certain selling shareholders named therein.

1.2	Share Purchase Agreement, dated August 7, 2012, between Aircastle Limited and the sellers named therein.

1.3	Registration Rights Letter Agreement, dated August 10, 2012, between Aircastle Limited and Ontario Teachers’ Pension Plan Board.

99.1	Press Release dated August 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED

(Registrant)

By:
/s/ David Walton
David Walton

Chief Operating Officer, General Counsel and Secretary

Date: August 13, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 7, 2012, among Aircastle Limited, Goldman, Sachs & Co., as underwriter, and certain selling shareholders named therein.

1.2	Share Purchase Agreement, dated August 7, 2012, between Aircastle Limited and the sellers named therein.

1.3	Registration Rights Letter Agreement, dated August 10, 2012, between Aircastle Limited and Ontario Teachers’ Pension Plan Board.

99.1	Press Release dated August 13, 2012.